Exhibit 10.1

OMNIBUS LEASE RESOLUTION AGREEMENT

THIS OMNIBUS LEASE RESOLUTION AGREEMENT (this “Agreement”) is made as of October 30, 2008 (the “Effective Date”), by and among (i) PREMIER GOLF MANAGEMENT, INC., a Delaware corporation (“PGMI”), (ii) JOE R. MUNSCH, an individual (“Munsch”), (iii) those entities referenced on Exhibit A attached hereto (each individually, a “Landlord” and, collectively, the “Landlords”), (iv) CNL INCOME PARTNERS, LP, a Delaware limited partnership (“CNL” and, collectively with the Landlords, the “CNL Parties”), and (v) and EVERGREEN ALLIANCE GOLF LIMITED, L.P., a Delaware limited partnership (“Tenant” and, collectively, with PGMI and Munsch, the “PGMI Parties”) (PGMI, Munsch, each Landlord, CNL and Tenant, individually, a “Party” and, collectively, the “Parties”).

RECITALS:

A. Each Landlord is the fee and/or leasehold owner of the golf course property set forth opposite its name on Exhibit B attached hereto (each individually, a “Property” and, collectively, the “Properties”).

B. Landlords and Tenant have entered into those certain lease agreements, sub-lease agreements, sub-concession agreements or sub-management agreement, as the case may be, set forth on Exhibit C attached hereto (each individually, a “Lease” and, collectively, the “Leases”), governing the leasing of the Properties by the Landlords to Tenant.

C. In connection with the Leases, Landlords and Tenant entered into that certain Third Amended and Restated Pooling Agreement dated as of April 17, 2008 (the “Pooling Agreement”).

D. The Properties identified as Items 1 through 15 on Exhibit B are encumbered pursuant to financings provided by Sun Life Assurance Company of Canada and its affiliates (the “Sun Life Lender”) to the applicable Landlords (collectively, the “Sun Life Loans”). The Properties identified as Items 16 through 37 on Exhibit B are encumbered pursuant to financing provided by The Prudential Insurance Company of America (the “Prudential Lender” and, collectively with the Sun Life Lender, the “Lenders”) to the applicable Landlords (the “Prudential Loan” and, collectively with the Sun Life Loans, the “Loans”).

E. The Properties identified as Items 5, 6, 7, 15, 38, 39, 40, 41, 42 and 43 on Exhibit B, and the Leases identified as Items 5, 6, 7, 15, 38, 39, 40, 41, 42 and 43 on Exhibit C, are subject to underlying ground leases, concession agreements and a management agreement, as applicable (individually, a “Ground Lease” and, collectively, the “Ground Leases”).

F. Prior to the Effective Date, the applicable Parties have entered into those certain letter and other agreements set forth, and more particularly described, on Exhibit D attached hereto (collectively, the “Ancillary Documents”).

G. On October 30, 2008, the stockholders of PGMI (“PGMI Previous Owners”) and CNL Lifestyle Company, LLC, a Florida limited liability company and Affiliate of

Landlords and CNL (“CNL Lifestyle Company”), entered into that certain Stock Purchase Agreement (the “SPA”), pursuant to which the PGMI Previous Owners agreed to sell, convey and transfer all of their respective legal and beneficial interest in and to all of the capital stock of PGMI to CNL Lifestyle Company or its assignee (the “PGMI Sale Transaction”).

H. On the Effective Date, CNL Lifestyle Company assigned all of its rights under the SPA to Munsch pursuant to an Assignment of Stock Purchase Agreement (the “SPA Assignment”) and immediately upon execution of the SPA Assignment, the PGMI Sale Transaction was consummated and, in connection therewith, Munsch acquired 100% of the shares of capital stock of PGMI (the “PGMI Stock”) from the PGMI Previous Owners.

I. In connection with and as a condition to the consummation of the PGMI Sale Transaction under the SPA, CNL Lifestyle Company caused Landlords to provide the PGMI Previous Owners with a release/cancellation of those certain letters of credit in the aggregate amount of $3,400,000.00 issued in favor of such applicable Landlords in connection with Tenant’s security deposit obligations under the Leases identified as Items 1 through 14 on Exhibit C (the “Canceled L/Cs”), and directed the banks that issued the Canceled L/Cs to return such Canceled L/Cs to Previous PGMI Owners.

J. In connection with the consummation of the PGMI Sale Transaction and as a result of the Tenant being in “imminent default” under the Leases as of the Effective Date, the Parties desire to set forth their agreements with respect to the Leases, the Pooling Agreement and the Ancillary Documents, as more particularly set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows.

1. RECITALS. The recitals set forth above are true and correct and constitute a part of this Agreement.

2. DEFINITIONS. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings given those terms in the Leases, Pooling Agreement or SPA, as applicable.

3. RENT DEFERRAL/FUTURE L/C OBLIGATIONS.

(a) Reference is hereby made to that certain Letter Agreement dated June 5, 2008 between Tenant and Landlords relating to the deferral of certain Minimum Rent due and payable under the Leases (the “Rent Deferral Agreement”). Pursuant to the Rent Deferral Agreement, payment of a portion of the Minimum Rent due under the Leases for June 2008 in the aggregate amount of $2,117,342.00 (the “June 2008 Deferred Rent”) was deferred until September 30, 2008. As of the Effective Date, neither the June 2008 Deferred Rent nor $1,568,048.00 (the “September 2008 Deferred Rent”) of the total $3,136,096.00 Minimum Rent due under the Leases for September 2008 have been paid to Landlords. In consideration of the agreements and obligations of the PGMI Parties under this Agreement, including without limitation, the relinquishment and release by Tenant of all of Tenant’s rights and interest in and to the Cash Security Deposits (as provided in Section 4 hereinbelow), Landlords agree to (a)

extend deferment of the June 2008 Deferred Rent until December 31, 2008 (the “Deferred Rent Repayment Deadline”) and (b) defer payment of the September 2008 Deferred Rent and the Minimum Rent under the Leases for the months of October 2008 in the amount of $2,200,000.00, November 2008 in the amount of $1,700,000.00 and December 2008 in the amount of $1,700,000.00, for an aggregate amount of $9,285,390.00 (together with the June 2008 Deferred Rent, the “Deferred Rents”) until the Deferred Rent Repayment Deadline. Commencing on January 1, 2009, Tenant shall timely pay to Landlords, in full, any and all Rent due and payable under the Leases. The deferral of the Deferred Rents shall not be construed or deemed in any manner whatsoever to constitute a concession or forgiveness of Rent by Landlords in favor of Tenant under the Leases. The deferral of the Deferred Rents shall not, and does not, constitute a waiver of any rights or remedies of Landlords to fully enforce the terms and conditions of any of the Leases, and all terms and provisions of, and rights and remedies of Landlords under, the Leases hereby remain in full force and effect.

(b) The CNL Parties hereby acknowledge that prior to December 31, 2008, they shall seek the consent of the Sun Life Lender and Prudential Lenders to the release of Tenant from all of its obligations to provide the Letters of Credit in connection with Tenant’s L/C Security Deposit obligations under Article III of the Leases identified as Items 15 through 43 on Exhibit C (the “L/C Obligations”); it being expressly understood and agreed to by the Parties that failure by the CNL Parties to obtain the foregoing consent of the Sun Life Lender and Prudential Lender prior to December 31, 2008, shall not constitute a default by the CNL Parties under this Agreement or in any manner impair or otherwise affect the parties obligations under this Agreement.

4. CASH SECURITY DEPOSITS. Pursuant to the Leases and the Pooling Agreement, Landlords currently hold cash security deposits in the aggregate amount of $11,819,700.00 (the “Cash Security Deposits”). In consideration of the assignment of the SPA to Munsch pursuant to the SPA Assignment and the agreements and obligations of the CNL Parties under this Agreement, the PGMI Parties do hereby agree to relinquish and release to Landlords, effective as of the Effective Date, all of the Cash Security Deposits. From and after the Effective Date, Tenant shall have no further right or interest in the Cash Security Deposits and Landlords shall have no obligation to Tenant with respect thereto. The terms of this Section 4 are intended to and do hereby amend and modify the terms of the Leases with respect to the rights and obligations of the parties to the Cash Security Deposits. The PGMI Parties further acknowledge and consent to the release and cancellation of the Cancelled L/Cs pursuant to and in accordance with the PGMI Sale Transaction and acknowledge that neither Tenant nor any other PGMI Party has any further right or interest in and to the Cancelled L/Cs and no CNL Party has any obligation to any PGMI Party with respect thereto.

5. PGMI GUARANTY/PLEDGE OF PGMI STOCK/EMPLOYMENT OF MUNSCH. On the Effective Date and immediately following consummation of the PGMI Sale Transaction, the following shall occur:

(a) The PGMI Parties shall cause PGMI to execute and deliver to each Landlord, a Guaranty of the obligations of Tenant under each Lease, which Guaranty shall be in the form attached hereto as Exhibit E (the “PGMI Guaranty”); provided, however, that upon Closing, each PGMI Guaranty that relates to an Option 2 Terminated Lease (defined below) or an Option 3 Terminated Lease (defined below), as applicable, shall be terminated in its entirety (each, a “PGMI Guaranty Termination”).

(b) Munsch shall execute and deliver to the CNL Parties a Stock Pledge and Escrow Agreement in the form attached hereto as Exhibit F (the “PGMI Pledge Agreement”) pursuant to which Munsch shall pledge all of the PGMI Stock to the CNL Parties to secure all of the obligations of Tenant under the Leases and all of the obligations of the PGMI Parties under this Agreement. The PGMI Pledge Agreement shall provide for the PGMI Stock to be placed in escrow with an “Escrow Agent” who will hold the same in escrow and release or replace the same in accordance with the terms of the PGMI Pledge Agreement.

(c) The PGMI Parties shall enter into an Employment Agreement in the form attached hereto as Exhibit G (the “Employment Agreement”), setting forth the agreements of the PGMI Parties with respect to Munsch’s employment as President and Chief Executive Officer of PGMI and Tenant.

6. AGREEMENTS. The Parties hereby agree that (a) one (1) of the three (3) transactions set forth in clauses (a), (b) and (c) of this Section 6 (each, a “Lease Resolution Transaction”) shall be closed and consummated on the Closing Date (defined below), (b) the CNL Parties shall have sole and absolute discretion regarding which Lease Resolution Transaction shall be closed and consummated, subject to the rights of the PGMI Parties to effect Option 1 as provided in Section 6(a) hereinbelow, and (c) the CNL Parties shall provide the PGMI Parties with written notification specifying which Lease Resolution Transaction the CNL Parties elect to close and consummate.

(a) Lease Resolution Transaction-Option 1. For the period commencing on the Effective Date and ending thirty (30) days after the Effective Date (the “PGMI New Operator Deadline”), the PGMI Parties shall have the right to procure an established golf operator, third-party willing to invest in PGMI or one or more third-parties willing to be admitted as shareholders of PGMI (in either instance, a “New Operator”) which satisfies all of the New Operator Requirements/Agreements (defined below). “New Operator Requirements/Agreements” shall mean, and shall be comprised of all of, the following clauses (i) through (v) of this Section 6(a):

(i) New Operator shall cause Tenant to deliver to Landlords a cash security deposit in an amount to be negotiated and agreed to by Landlords and New Operator as the aggregate cash security deposit under the Leases (the “New Aggregate Cash Security Deposit”), and the Pooling Agreement and the Leases shall be amended to reflect the New Aggregate Cash Security Deposit.

(ii) New Operator shall cause Tenant to obtain a working capital line of credit, or other form of immediately liquid cash equivalents acceptable to the CNL Parties in their sole and absolute discretion, in an aggregate principal amount to be negotiated and agreed to by Landlords and New Operator (the “Line of Credit”) from an institutional lender reasonably acceptable to Landlords. The Line of Credit shall (A) be on terms customary for commercial loan transactions and reasonably acceptable to Landlords, (B) be maintained throughout the Term of the Leases, (C) be used solely for the payment of Rent and Operating Expenses in connection with the Leases, and (D) not be secured, in any manner whatsoever, by any of the Leased Property under any Lease or Tenant’s leasehold interest under the Leases.

(iii) The Leases shall be amended and restated to address clauses (i) and (ii) above, those changes necessary to conform the Leases to the CNL Parties’ current form of “Lease”, including without limitation inclusion of those provisions set forth in Schedule 20.4 of the Leases, and any other business and economic terms necessary or required in the CNL Parties’ sole opinion and discretion to induce the New Operator to invest in PGMI and/or acquire some or all of the capital stock of PGMI.

(iv) The Ancillary Documents shall be amended, modified and/or terminated in the sole discretion of the CNL Parties.

(v) New Operator (A) shall have a financial net worth of at least $25,000,000.00, exclusive of the amount of the Security Deposit to be held by Landlords under the amended and restated Leases, (B) shall have a demonstrated history of operating Comparable Golf Course Facilities or is determined to be a suitable third-party investor in the sole and absolute discretion of the CNL Parties, (C) is not, and/or, is not controlled by, in the CNL Parties sole determination, a person or persons known in the community as being of bad moral character, or who have been convicted of a felony in any state or federal court, (D) or any Affiliate thereof, is not currently in default with respect to any material agreement with any CNL Party or Affiliate thereof, and (E) or any Affiliate thereof, is not currently involved in any material dispute and/or litigation with any CNL Party or Affiliate thereof.

In the event that no later than the PGMI New Operator Deadline, the PGMI Parties procure a New Operator (a “PGMI Selected New Operator”) that meets and satisfies the New Operator Requirements/Agreements, then the CNL Parties shall have the right, in their sole and absolute discretion, to either (a) accept the PGMI Selected New Operator and proceed to Closing under this Option 1, in which case, (i) the PGMI Pledge Agreement shall be terminated and the certificate(s) and stock power(s) representing the PGMI Stock pledged thereunder shall be released from escrow and returned to the PGMI Parties and/or the PGMI Selected New Operator, as the case may be, at Closing, and (ii) all Deferred Rents that have not been paid to Landlords as of the Closing Date under Option 1 shall be waived at Closing, or (b) select either Option 2 (defined below) or Option 3 (defined below), and proceed to Closing with respect thereto.

In the event that the PGMI Parties shall fail to procure a PGMI Selected New Operator that meets and satisfies the New Operator Requirements/Agreements by the PGMI New Operator Deadline, then the CNL Parties shall have the right, in their sole and absolute discretion, to either (a) identify a New Operator that meets the New Operator Requirements/Agreements (the “CNL Selected New Operator”) and introduce such CNL Selected New Operator to the PGMI Parties for their consideration in effecting Option 1, in which case, so long as the PGMI Parties agree to close under Option 1 with such CNL Selected New Operator, (i) the PGMI Pledge Agreement shall be terminated and the certificate(s) and stock power(s) representing the PGMI Stock pledged thereunder shall be released from escrow and returned to the PGMI Parties or the CNL Selected New Operator, as the case may be, at Closing, and (ii) all Deferred Rents that have not been paid to Landlords as of the Closing Date under Option 1 shall be waived at Closing, or (b) select either Option 2 or Option 3, and proceed to Closing with respect thereto.

In the event that the CNL Parties identify and introduce to the PGMI Parties a CNL Selected New Operator for purposes of effecting Option 1 pursuant to the immediately preceding paragraph, and the PGMI Parties do not cooperate in good faith in connection with effecting and closing the transactions contemplated under Option 1 with said CNL Selected New Operator, then the CNL Parties shall have the right, in their sole and absolute discretion, to either (a) declare the PGMI Parties in default hereunder in accordance with the terms and provisions of Section 14(b) hereof, or (b) select either Option 2 or Option 3, and proceed to Closing with respect thereto.

As applicable, the foregoing provisions set forth in this Section 6 shall be referred to herein as “Option 1”.

In the event that the CNL Parties elect to proceed under Option 1, Option 2 or Option 3 pursuant to this Section 6(a) or pursuant to Section 6(b) or Section 6(c), as applicable, and thereafter determine in their sole and absolute discretion that it is not in the CNL Parties’ best interests to proceed to Closing under the originally selected Option, then the CNL Parties shall have the right, upon reasonable written notice to the PGMI Parties, to proceed under an Option other than the originally selected Option.

(b) Lease Resolution Transaction-Option 2. The Option 2 Terminated Leases (defined below) shall be terminated in their entirety, with the Option 2 Remaining Leases (defined below) being amended and restated as provided hereinbelow. For purposes of this Section 6(b) and other applicable provisions of this Agreement, the following defined terms shall have the following meanings:

“Option 2 Remaining Lease(s)” shall mean, individually or collectively as the context requires, (1) the Lease identified as Item 15 on Exhibit C, and (2) to the extent Landlords are unable to obtain Ground Lessor Consent and/or Lender Consent (each as defined below) with respect to the termination of any one or more Leases identified as Items 38 through 43 on Exhibit C; provided, however, that CNL shall have the right, notwithstanding the failure to obtain such Ground Lessor Consent and/or Lender Consent, to terminate any such Lease, in which case each such terminated Lease shall be deemed and treated as an Option 2 Terminated Lease, and shall be subject to the provisions of this Agreement with respect to Option 2 Terminated Leases.

“Option 2 Terminated Lease(s)” shall mean, individually or collectively as the context requires, each Lease that is not an Option 2 Remaining Lease.

In connection with the foregoing, the following shall occur on or prior to the Closing Date:

(i) With respect to each Option 2 Terminated Lease, the applicable Landlord and (A) Tenant shall execute and deliver to each other a Lease Termination Agreement, in form acceptable to Landlords in their sole discretion (each, a “Lease Termination”), and (B) PGMI shall execute and deliver to each other a PGMI Guaranty Termination.

(ii) With respect to each Option 2 Terminated Lease, the aggregate amount of all funds in the Reserve accounts established and maintained by Tenant under Section 5.2 of the

Leases (the “Aggregate Reserves Amount”) shall be relinquished by Tenant to Landlords in its entirety, and, in connection therewith, Tenant shall have no further right to or interest in such Aggregate Reserves Amount whatsoever, from and after the Closing Date.

(iii) With respect to each Option 2 Terminated Lease, to the extent assignable under Applicable Law, the PGMI Parties shall transfer, assign and convey to the applicable Landlords, or designee(s) of such Landlords, all licenses and permits required in connection with the ownership and operation of the applicable Leased Property, including, without limitation, all liquor licenses (the “Licenses and Permits Transfers”). In connection therewith, the PGMI Parties agree to fully cooperate in good faith in connection with obtaining any approvals or consents necessary in order to effect the Licenses and Permits Transfers and agrees to enter into any interim management agreements necessary or required in order to effect the same.

(iv) With respect to each Option 2 Terminated Lease, and with respect to the contracts required in connection with the ownership and operation of the applicable Leased Property thereunder (the “Operating Contracts”), the PGMI Parties shall transfer, assign and convey to the applicable Landlords, or designee(s) of such Landlords, as directed by the CNL Parties, its rights and obligations under those Operating Contracts existing as of the Effective Date and under those Operating Contracts entered into from and after the Effective Date but prior to Closing as permitted pursuant to Section 8(b) of this Agreement, which in each case are assignable without payment of any fee or cost (collectively, the “Assignable Operating Contracts”). Each Landlord, or designee(s) of a Landlord, as the case may be, shall be required to assume only those obligations of the applicable PGMI Parties under the Assignable Operating Contracts which arise from and after the date of assignment. With respect to Operating Contracts that exist as of the date of Closing which are not Assignable Operating Contracts (the “Non-Assignable Operating Contracts”), the PGMI Parties shall, in their sole discretion, either (i) retain the Non-Assignable Operating Contracts, (ii) terminate the Non-Assignable Operating Contracts at the PGMI Parties’ sole cost or expense, or (iii) pay the fee, cost or expense required in order to cause one or more Non-Assignable Operating Contracts to be assigned to the applicable Landlord or designee of such applicable Landlord, in which case any such Non-Assignable Operating Contract that is to be assigned to Landlord or Landlord’s designee shall be deemed to be and included as an Assignable Operating Contract. The instruments pursuant to which the Assignable Operating Contracts are assigned to the Landlords or designee(s) of Landlords shall be referred to as the “Contracts Assignments”.

(v) With respect to the applicable Option 2 Terminated Leases, the PGMI Parties shall transfer, assign and convey to the applicable Landlords, or designee(s) of such Landlords, as directed by the CNL Parties, its position under the Membership Documents and under the Trust Assumption Agreement with respect to the applicable Property or Properties, all in accordance with Section 22.1.4 of the Leases; provided, however, that the CNL Parties agree to use their best efforts to cause such designee(s) to assume the Retained Refund Liability for the applicable Property (the “Membership Documents Assignments”).

(vi) With respect to the Option 2 Terminated Leases, the PGMI Parties agree to fully cooperate with and take all actions necessary or required in the sole opinion and discretion of the CNL Parties, whether prior to or following the Closing Date, in order to effect an orderly transition of management of the applicable Properties.

(vii) Provided the PGMI Parties fully cooperate in good faith in connection with the termination of the Option 2 Terminated Leases as required herein, the CNL Parties agree to renegotiate, in good faith, the terms of the Option 2 Remaining Leases to reflect the economics of the applicable Properties (i.e., Security Deposits, Minimum Rent, Additional Minimum Rent and Reserves) (the “Option 2 Amended and Restated Lease(s)”). The Option 2 Amended and Restated Leases shall further reflect, at CNL’s sole option and discretion, changes necessary to include Sections 20.4.1 and 20.4.2(h) of Schedule 20.4 in Article 20 of each Option 2 Amended and Restated Lease as well as the deletion of any right of first offer in favor of Tenant provided for in the Option 2 Remaining Leases (collectively, the “Form A&R Lease Changes”).

(viii) Neither Tenant nor any other PGMI Party shall be entitled to any payment or fee in connection with or as a result of the termination of the Option 2 Terminated Leases or the transaction otherwise contemplated by Option 2.

(ix) The Ancillary Documents shall be amended, modified and/or terminated in the sole discretion of the CNL Parties in order to effect the terms of Option 2.

(x) Simultaneously with the final Closing with respect to the Option 2 Terminated Leases and the Option 2 Remaining Leases under this Section 6(b) and in accordance with Sections 10 and 12 hereof, (A) the PGMI Pledge Agreement shall be terminated and the certificate(s) and stock power(s) representing the PGMI Stock pledged thereunder shall be released from escrow and returned to the PGMI Parties, and (B) payment of Deferred Rents that have not been paid to Landlords as of the final Closing Date under Option 2 shall be waived by Landlords, and Landlords shall provide written evidence of such waiver to the PGMI Parties.

Clause (b)(i) through (x) of this Section 6 shall be referred to herein as “Option 2”.

(c) Lease Resolution Transaction-Option 3. The Leases identified as Items 8 through 14 and Items 16 through 43 on Exhibit C (the “Option 3 Terminated Lease(s)”) shall be terminated in their entirety, with the remaining Leases (the “Option 3 Remaining Lease(s)”) being amended and restated as provided hereinbelow; provided, however, that the CNL Parties shall have the right, in their sole and absolute discretion, to elect Leases in addition to the foregoing Option 3 Terminated Leases not be terminated, in which case such non-terminated Leases shall remain with Tenant and shall be deemed and treated as Option 3 Remaining Leases for purposes hereof. In connection with the foregoing, the following shall occur on or prior to the Closing Date:

(i) All of the provisions set forth herein with respect to Option 2 Terminated Leases shall apply to all Option 3 Terminated Leases.

(ii) Provided the PGMI Parties fully cooperate in good faith in connection with the termination of the Option 3 Terminated Leases as required herein, the CNL Parties agree to renegotiate, in good faith, the terms of the Option 3 Remaining Leases to reflect the economics of the applicable Properties (i.e., Security Deposits, Minimum Rent, Additional Minimum Rent and Reserves) (the “Option 3 Amended and Restated Leases”). The Option 3 Remaining Leases shall further reflect, at CNL’s sole option and discretion, the Form A&R Lease Changes.

(iii) Simultaneously with the final Closing with respect to the Option 3 Terminated Leases and the Option 3 Remaining Leases under this Section 6(c) and in accordance with Sections 10 and 13 hereof, (A) the PGMI Pledge Agreement shall be terminated and the certificate(s) and stock power(s) representing the PGMI Stock pledged thereunder shall be released from escrow and returned to the PGMI Parties, and (B) payment of Deferred Rents that have not been paid to Landlords as of the final Closing Date under Option 3 shall be waived by Landlords, and Landlords shall provide written evidence of such waiver to the PGMI Parties.

(iv) The Ancillary Documents shall be amended, modified and/or terminated in the sole discretion of the CNL Parties in order to effect the terms of Option 3.

Clause (c)(i) through (iv) of this Section 6 shall be referred to herein as “Option 3”.

7. REPRESENTATIONS AND WARRANTIES.

(a) Representations and Warranties of PGMI Parties. Each PGMI Party hereby make the following representations and warranties upon which each PGMI Party acknowledges and agrees that each CNL Party is entitled to rely, and at Closing shall provide a certificate in the form of Exhibit H attached hereto (the “PGMI Parties Closing Certificate”) reconfirming that all such representations and warranties remain true and correct as of the Closing Date:

(i) Each PGMI Party other than Munsch is duly formed, validly existing and in good standing in, and under the laws of, the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdictions in which Applicable Law requires same, and has all requisite power and authority to own its assets and conduct the businesses as currently owned and conducted.

(ii) Each PGMI Party has full power and authority to execute and deliver this Agreement and all documents to be executed and delivered by it pursuant to this Agreement (“PGMI Parties’ Deliverables”), and to perform all obligations required of it under this Agreement and the PGMI Parties’ Deliverables. The execution and delivery by each PGMI Party of this Agreement and, when executed and delivered, each of the PGMI Parties’ Deliverables, and the performance by each PGMI Party of its obligations under this Agreement and, when executed and delivered, each of the PGMI Parties’ Deliverables, have been duly and validly authorized by all necessary action by each PGMI Party. This Agreement and, when executed and delivered, each of the PGMI Parties’ Deliverables constitute, or will constitute, legal, valid and binding obligations of the PGMI Parties enforceable against each PGMI Party in accordance with their terms.

(iii) To the knowledge of each PGMI Party, each Ground Lease is in full force and effect, and no party is in breach of default thereunder.

(iv) Except for Tenant’s failure to pay any Deferred Rents prior to the Deferred Rent Payment Deadline, Tenant is not in default under any Lease, the Pooling Agreement or any Ancillary Document nor has any event or omission occurred which with the giving of notice or lapse of time or both would constitute a default by Tenant under any Lease, the Pooling Agreement or any Ancillary Document.

(v) There are no actions, suits, arbitrations, governmental investigations or other proceedings pending or threatened against any PGMI Party that would affect any Property, any Business or the Leases in any material respect.

(vi) To the knowledge of the PGMI Parties, Tenant possesses all licenses, permits, consents, authorizations, approvals, registrations, orders, franchises and certificates necessary or desirable for the operation of the each Business as currently conducted.

(vii) No PGMI Party has filed or taken any action to file a voluntary petition, case or proceeding under any section or chapter of Title 11 of the United States Code, as amended (the “Bankruptcy Code”), or under any similar law or statute of the United States or any state thereof, relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of its debts and no such petition, case or proceeding has been filed against it which has not been dismissed, vacated or stayed on appeal and no PGMI Party has been adjudicated as bankrupt or insolvent or consented to, nor filed an answer admitting or failing reasonably to contest an allegation of bankruptcy or insolvency. No PGMI Party has sought, or consented to or acquiesced in, the appointment of any receiver, trustee, liquidator or other custodian of it or a material part of its assets, and no PGMI Party has made or taken any action to make a general assignment for the benefit of creditors or an arrangement, attachment or execution has been levied and no tax lien or other governmental or similar lien has been filed, against it or a material part of its properties, which has not been duly and fully discharged prior to the date hereof.

(viii) With respect to each Lease, other than as disclosed to Landlord in writing prior to Closing, (A) all Persons and Entities who have performed labor or supplied materials upon the Leased Property at the direction of anyone claiming by, through or under Tenant have been fully paid, (B) there is no Person or Entity who has any right, claim or lien against the Leased Property for having furnished material or performed labor thereon at the direction of anyone claiming by, through or under Tenant, and (C) there have been no improvements, alterations or repairs to the Leased Property at the direction of anyone claiming by, through or under Tenant for which the cost thereof remain unpaid.

(ix) No PGMI Party has received written notice from any insurance carrier of defects or inadequacies in the Leased Property which, if uncorrected, would result in a termination of insurance coverage or a material increase in the premiums charged therefor.

(b) Representations and Warranties of CNL Parties. Each CNL Party hereby make the following representations and warranties upon which each CNL Party acknowledges and agrees that each PGMI Party is entitled to rely, and at Closing shall provide a certificate in the form of Exhibit I attached hereto (the “CNL Parties Closing Certificate”) reconfirming that all such representations and warranties remain true and correct as of the Closing Date:

(i) Each CNL Party is duly formed, validly existing and in good standing in, and under the laws of, the jurisdiction of its incorporation or formation, and is qualified to do business in the jurisdictions in which Applicable Law requires same, and has all requisite power and authority to own its assets and conduct the businesses as currently owned and conducted.

(ii) Each CNL Party has full power and authority to execute and deliver this Agreement and all documents to be executed and delivered by it pursuant to this Agreement (“CNL Parties’ Deliverables”), and to perform all obligations required of it under this Agreement and the CNL Parties’ Deliverables. The execution and delivery by each CNL Party of this Agreement and, when executed and delivered, each of the CNL Parties’ Deliverables, and the performance by each CNL Party of its obligations under this Agreement and, when executed and delivered, each of the CNL Parties’ Deliverables, have been duly and validly authorized by all necessary action by each CNL Party. This Agreement and, when executed and delivered, each of the CNL Parties’ Deliverables constitute, or will constitute, legal, valid and binding obligations of the CNL Parties enforceable against each CNL Party in accordance with their terms.

8. COVENANTS OF THE PGMI PARTIES.

(a) Operation of the Business. From the Effective date through Closing, each PGMI Party (i) shall operate, manage and maintain each Leased Property and conduct each Business in the ordinary course of business, including, without limitation, (A) perform maintenance and repairs for the Leased Property in the ordinary course of business, and (B) maintain insurance coverage consistent with Tenant’s risk management policies in place as of the date hereof and (ii) except with respect to Deferred Rents prior to the Deferred Rent Payment Deadline, shall not cease to pay its debts as they become due; provided, however, that with respect to trade payables, as long as the party to whom payment is due has not taken action against the applicable PGMI Party with respect to payment of such trade payable, the applicable PGMI Party shall not be in default of this covenant so long as such trade payable is paid within ninety (90) days following the date it is due.

(b) Contracts, Etc. From the Effective Date through Closing, no PGMI Party shall (i) amend, extend, renew or terminate any existing material contracts without the applicable Landlord’s prior written consent, or (ii) enter into any new material contracts, leases, license agreements or management agreements with respect to a Business or Leased Property, without the applicable Landlord’s prior written consent.

(c) Transfers Prohibited Without Consent. From the Effective Date through Closing, Tenant shall not, and no PGMI Party shall allow or agree to, without the prior written consent of the CNL Parties in each instance, which consent may be withheld in CNL Parties’ sole opinion and discretion (i) sell, assign or otherwise transfer any Lease, or Tenant’s interest in any Leased Property including the interests of Tenant in all property of any nature located and used at the applicable Leased Property (including without limitation Tenant’s Personal Property and the P&E Replacements), in whole or in part, or any rights or interest which Tenant may have under the Leases, (ii) sublet any part of any Leased Property, or (iii) grant or permit any Lien or encumbrance on or security interest in Tenant’s interest in any Lease. From the Effective Date through Closing, no PGMI Party shall (A) sell, assign, pledge, transfer, exchange or otherwise dispose of any stock, partnership interests, membership interests, or other equitable interests in a PGMI Party or any Person Controlling a PGMI Party, whether or not the same results in a change or transfer of Control of the applicable PGMI Party or Person Controlling such PGMI Party, (B) merge, consolidate or otherwise combine with another entity whether or not the same results in a change or transfer of Control of the applicable PGMI Party, or (C) recapitalize.

(d) Guarantees/Indebtedness. From the Effective Date through Closing, each PGMI Party covenants, acknowledges and agrees not to (i) guaranty any obligation of any Person, or (ii) create, incur, assume or guarantee, or permit to exist or become or remain liable directly or indirectly upon, any Indebtedness, including without limitation any leasehold or mortgage financing except for Indebtedness existing as of the Effective Date (the “Existing Indebtedness”) and, with respect to any Existing Indebtedness, not modify, amend, increase or expand the terms of the same.

(e) Distributions. From the Effective Date through Closing, no PGMI Party shall make any distributions, pay any dividends or make any other expenditures whatsoever other than payments necessary for the continuous operation of the Business under the Leases.

(f) Organizational Documents. From the Effective Date through Closing, no PGMI Party shall amend, modify or change, or allow to be amended, modified or changed, any organizational document or certificate of any PGMI Party, including without limitation, the Amended PGMI Bylaws and the Amended PGMI Certificate of Incorporation.

(g) Cooperation. From the Effective date through Closing, each PGMI Party shall, in good faith, fully cooperate with each CNL Party’s efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable, in the CNL Parties’ sole discretion, to consummate and effect the transactions described in this Agreement, including, without limitation, (i) obtaining the Lender Consents (as defined below), (ii) obtaining the Ground Lessor Consents (as defined below), (iii) if applicable, effectuating the Licenses and Permits Transfers, (iv) if applicable, effectuating the Contracts Assignments, and (v) if applicable, effectuating the Membership Documents Assignments. Furthermore, the PGMI Parties agree to fully cooperate in good faith to take all necessary or required action in connection with obtaining any third-party consent or approvals necessary or required, in the CNL Parties’ sole opinion, as a result of the consummation of the PGMI Sale Transaction, to the extent not obtained prior to the Effective Date.

9. CONDITIONS PRECEDENT.

(a) CNL Parties’ Closing Conditions. The CNL Parties’ obligations to close the transactions described in this Agreement are subject to the satisfaction of the following conditions precedent (the “CNL Parties’ Closing Conditions”):

(i) PGMI Parties’ Deliverables. All of the PGMI Parties’ Closing Deliverables shall have been delivered to the CNL Parties.

(ii) Lease Resolution Option Provisions. With respect to the applicable Option chosen by the CNL Parties under Section 6 of this Agreement, the requirements of such Option shall have been fully satisfied by the Parties and any other party to such Option and no condition to satisfaction of such Option shall be remain unsatisfied.

(iii) Representations and Warranties. The representations or warranties of each PGMI Party in this Agreement shall be true and correct in all material respects as of Closing (or as such other date to which such representation and warranties expressly were made).

(iv) Covenants and Obligations. The covenants and obligations of each PGMI Party in this Agreement shall have been performed in all material respects.

(v) Adverse Proceedings. No litigation or other court action shall have been commenced seeking to obtain an injunction or other relief from such court to enjoin the consummation of the transactions described in this Agreement, and no preliminary or permanent injunction or other order, decree or ruling shall have been issued by a court of competent jurisdiction or by any Governmental Agency, would make illegal or invalid or otherwise prevent the consummation of the transactions described in this Agreement.

(vi) No Default. There shall be no default by any PGMI Party under any of the Leases, Pooling Agreement or Ancillary Document.

(vii) Lender Consents. If applicable, the written approval of Sun Life Lender and Prudential Lender, as applicable, to the consummation of the transactions contemplated under this Agreement shall have been obtained (the “Lender Consents”).

(viii) Ground Lessor Consents. With respect to the Leases identified as Items 5, 6, 7, 15, 38, 39, 40, 41, 42 and 43 on Exhibit C, the written approval of the ground lessor (or similar body) to the consummation of the transactions contemplated under this Agreement shall have been obtained (the “Ground Lessor Consents”).

(ix) Licenses and Permits. With respect to the Option 2 Terminated Leases or the Option 3 Terminated Leases, as applicable, the PGMI Parties shall have completed the Licenses and Permits Transfers.

(x) Contracts. With respect to the Option 2 Terminated Leases or the Option 3 Terminated Leases, as applicable, the PGMI Parties shall have either, in the sole discretion of the CNL Parties, shall have completed the Contract Terminations and the Contracts Assignments.

(xi) Membership Documents. With respect to the applicable Option 2 Terminated Leases or the applicable Option 3 Terminated Leases, as applicable, the PGMI Parties shall have completed the Membership Documents Assignments.

(b) PGMI Parties’ Closing Conditions. The PGMI Parties’ obligations to close the transactions described in this Agreement are subject to the satisfaction of the following conditions precedent (the “CNL Parties’ Closing Conditions”):

(i) CNL Parties’ Deliverables. All of the CNL Parties’ Closing Deliverables shall have been delivered to the PGMI Parties.

(ii) Representations and Warranties. The representations or warranties of each CNL Party in this Agreement shall be true and correct in all material respects as of Closing (or as such other date to which such representation and warranties expressly were made).

(iii) Covenants and Obligations. The covenants and obligations of each CNL Party in this Agreement shall have been performed in all material respects.

10. CLOSING. The closing of the transactions described in this Agreement (the “Closing”) shall occur on that date which is ten (10) days after written notice by the CNL Parties to the PGMI Parties that the CNL Parties elect to close, but in any event not later than October 1, 2009; provided, however, the Parties agree to use good faith efforts to close on or before December 31, 2008. The date on which the Closing occurs or is scheduled to occur is referred to herein as the “Closing Date”. Notwithstanding the foregoing, if one (1) of more of CNL Parties’ Closing Conditions have not been satisfied in connection with a scheduled Closing under Section 11, Section 12 or Section 13 below, the CNL Parties shall have the right, in their sole and absolute discretion, to (a) notwithstanding the failure of a condition or conditions to be satisfied, proceed to Closing, or (b) postpone the scheduled Closing with respect to the Properties for a reasonable period of time to allow for such condition or conditions to be satisfied, in which case, the applicable Leases related to such Properties shall remain in full force and effect.

11. DELIVERABLES – CLOSING UNDER OPTION 1.

(a) PGMI Parties. At Closing, the applicable PGMI Parties shall deliver or cause to be delivered to the CNL Parties all of the following documents, each of which shall have been duly executed by the applicable PGMI Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 11(a):

(i) Bringdown Certificate. A “Bringdown Certificate” certifying that the representations and warranties set forth in Section 7(a) remain accurate, true and correct in all material respects as of Closing, and that all material covenants and obligations of the PGMI Parties under the Agreement have been performed, in the form attached hereto as Exhibit F (the “PGMI Parties Bringdown Certificate”).

(ii) Other Documents. Such other documents and instruments as may be reasonably requested by any CNL Party in order to consummate the transactions described in this Agreement.

(b) CNL Parties. At Closing, the applicable CNL Parties shall deliver or cause to be delivered to the PGMI Parties all of the following documents, each of which shall have been duly executed by the applicable CNL Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 11(b):

(i) Bringdown Certificate. A “Bringdown Certificate” certifying that the representations and warranties set forth in Section 7(b) remain accurate, true and correct in all material respects as of the Closing, and that all material covenants and obligations of the CNL Parties under the Agreement have been performed, in the form attached hereto as Exhibit G (the “CNL Parties Bringdown Certificate”).

(ii) Counterpart Execution Documents. A counterpart of each of the documents and instruments to be delivered by the PGMI Parties under Section 11(a) above which require execution by a CNL Party or by New Operator.

(iii) Other Documents. Such other documents and instruments as may be reasonably requested by any PGMI Party in order to consummate the transactions described in this Agreement.

12. DELIVERABLES – CLOSING UNDER OPTION 2.

(a) PGMI Parties. At Closing, the applicable PGMI Parties shall deliver or cause to be delivered to the CNL Parties all of the following documents, each of which shall have been duly executed by the applicable PGMI Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 12(a):

(i) Bringdown Certificate. The PGMI Parties Bringdown Certificate.

(ii) Lease/Guaranty Terminations. With respect to each Option 2 Terminated Lease, a Lease Termination and a PGMI Guaranty Termination.

(iii) Reserves. With respect to the Option 2 Terminated Leases, written evidence, reasonably satisfactory to the CNL Parties, that no PGMI Party has any right or access to any Reserve account (including, without limitation, any signatory capacity on any Reserve account), and that the Aggregate Reserves Amount has been relinquished to the CNL Parties in its entirety.

(iv) Contracts, Licenses and Permits. With respect to each Property that is part of an Option 2 Terminated Lease, (A) an “Assignment and Assumption of Contracts, Licenses and Permits” in form acceptable to the CNL Parties, effectuating the Licenses and Permits Transfers and the Contracts Assignments for such Property, and (B) if applicable, written evidence that the Contract Terminations for such Property have been effectuated.

(v) Membership Documents. With respect to each applicable Property that is part of an Option 2 Terminated Lease, an “Assignment and Assumption of Membership Documents” in form acceptable to the CNL Parties, effectuating the Membership Documents Assignments.

(vi) Amended Leases. With respect to each Option 2 Remaining Lease, an Option 2 Amended and Restated Lease.

(vii) Ancillary Documents. To the extent the CNL Parties elect to amend, modify or terminate any Ancillary Documents, an amendment or termination of the same in form acceptable to the CNL Parties.

(viii) Other Documents. Such other documents and instruments as may be reasonably requested by any CNL Party in order to consummate the transactions described in this Agreement.

(b) CNL Parties. At Closing, the applicable CNL Parties shall deliver or cause to be delivered to the PGMI Parties all of the following documents, each of which shall have been duly executed by the applicable CNL Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 12(b):

(i) Bringdown Certificate. The CNL Parties Bringdown Certificate.

(ii) Counterpart Execution Documents. A counterpart of each of the documents and instruments to be delivered by the PGMI Parties under Section 12(a) above which require execution by a CNL Party.

(iii) Other Documents. Such other documents and instruments as may be reasonably requested by any PGMI Party in order to consummate the transactions described in this Agreement.

13. DELIVERABLES – CLOSING UNDER OPTION 3.

(a) PGMI Parties. At Closing, the applicable PGMI Parties shall deliver or cause to be delivered to the CNL Parties all of the following documents, each of which shall have been duly executed by the applicable PGMI Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 13(a):

(i) Bringdown Certificate. The PGMI Parties Bringdown Certificate.

(ii) Lease/Guaranty Terminations. With respect to each Option 3 Terminated Lease, a Lease Termination and a PGMI Guaranty Termination.

(iii) Reserves. With respect to the Option 3 Terminated Leases, written evidence, reasonably satisfactory to the CNL Parties, that no PGMI Party has any right or access to any Reserve account (including, without limitation, any signatory capacity on any Reserve account), and that the Aggregate Reserves Amount related to the Option 3 Terminated Lease have been relinquished to the CNL Parties in its entirety.

(iv) Contracts, Licenses and Permits. With respect to each Property that is part of an Option 3 Terminated Lease, (A) an “Assignment and Assumption of Contracts, Licenses and Permits” in form acceptable to the CNL Parties, effectuating the Licenses and Permits Transfers and the Contracts Assignments for such Property, and (B) if applicable, written evidence that the Contract Terminations for such Property have been effectuated.

(v) Membership Documents. With respect to each applicable Property that is a part of an Option 3 Terminated Lease, an “Assignment and Assumption of Membership Documents” in form acceptable to the CNL Parties, effectuating the Membership Documents Assignments.

(vi) Amended Leases. With respect to each Option 3 Remaining Lease, an Option 3 Amended and Restated Lease.

(vii) Ancillary Documents. To the extent the CNL Parties elect to amend, modify or terminate any Ancillary Documents, an amendment or termination of the same in form acceptable to the CNL Parties.

(viii) Other Documents. Such other documents and instruments as may be reasonably requested by any CNL Party in order to consummate the transactions described in this Agreement.

(b) CNL Parties. At Closing, the applicable CNL Parties shall deliver or cause to be delivered to the PGMI Parties all of the following documents, each of which shall have been duly executed by the applicable CNL Party (or such other party as specifically set forth therein) and acknowledged (if required), and other items, set forth in this Section 13(b):

(i) Bringdown Certificate. The CNL Parties Bringdown Certificate.

(ii) Counterpart Execution Documents. A counterpart of each of the documents and instruments to be delivered by the PGMI Parties under Section 13(a) above which require execution by a CNL Party.

(iii) Other Documents. Such other documents and instruments as may be reasonably requested by any PGMI Party in order to consummate the transactions described in this Agreement.

14. DEFAULT/REMEDIES.

(a) CNL Party Default. In the event that a CNL Party breaches or defaults with respect to any of its covenants, agreements, obligations, representations or warranties given or made under this Agreement and such CNL Party fails to cure such breach or default within ten (10) days after written notice thereof from the PGMI Parties, then the PGMI Parties, as their sole and exclusive remedy for such breach or default, shall have right to elect either of the following: (i) waive such breach or default and otherwise proceed hereunder or (ii) terminate this Agreement and the Parties shall have no further rights or obligations under this Agreement, except for those which expressly survive termination under the terms hereof; it being expressly understood and agreed to by the PGMI Parties that no CNL Party shall be liable to any PGMI Party under this Agreement for any damages or other monetary liability as the result of any breach of, or default under, any of the terms or provisions of this Agreement, including, but not limited to, actual, direct, consequential or punitive damages and the PGMI Parties expressly release and waive the CNL Parties from any such liability.

(b) PGMI Party Default. A default by any PGMI Party under this Agreement, including without limitation, of any covenant, agreement, obligation, representation or warranty given or made hereunder, shall be and constitute a default by Tenant under the Leases and, in addition to the remedies provided hereinbelow, Landlords shall have the right to exercise any and all remedies afforded under Article 12 of the Leases. A default by the Tenant under any of the Leases shall be and constitute a default by the PGMI Parties under this Agreement. In the event of a default by any PGMI Party under this Agreement, including without limitation of any covenant, agreement, obligation, representation or warranty given or made hereunder, the CNL Parties shall have any and all rights and remedies afforded it under law or equity, including without limitation, a right to sue for specific performance and/or damages.

15. PGMI ARTICLES AND BYLAWS. Munsch hereby acknowledges, confirms and agrees that in connection with the consummation of the PGMI Sale Transaction and his acquisition of the PGMI Interest, he has, or on the Effective Date shall, (i) execute an amendment to the Bylaws of PGMI in the form attached hereto as Exhibit J (the “Amended PGMI Bylaws”) and (ii) execute and cause to be promptly filed with the secretary of state of the State of Delaware an Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit K (the “Amended PGMI Certificate of Incorporation”).

16. INDEMNIFICATION BY PGMI PARTIES. The PGMI Parties shall take all actions necessary to ensure compliance with the Worker’s Adjustment and Retraining Notification Act, 29 U.S.C. §2101, et seq. (the “WARN Act”) and shall indemnify, save, pay, defend and hold harmless the CNL Parties from and against any and all liability, losses and/or costs relating to a failure to take any action or to provide any notice required under the WARN Act or any applicable state law. The PGMI Parties shall also indemnify, save, pay and hold the CNL Parties harmless from and against any claim by any employee of PGMI and/or Tenant related to PGMI’s and/or Tenant’s failure to pay (a) such employee’s wages, salary, bonuses, employment taxes, accrued vacation pay, sick days and personal days, and withholding taxes prior to and after the Closing Date as to which they may be entitled, (b) benefits, whenever due, provided under plans in which PGMI’s and/or Tenant’s employees participated prior to or after Closing, and (c) liability under Section 4980B, Part 6 of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) or Title IV of ERISA related to employees arising prior to or after Closing.

17. CONFIDENTIALITY. Each Party agrees to keep the terms and provisions of this Agreement strictly confidential and hereby agrees that they shall not disclose such information or the terms and provisions hereof to any Person other than to their respective counsel, shareholders, directors, lenders or prospective lenders, advisors, consultants or employees who have a need to know of such information and have been instructed to maintain the confidentiality thereof, except (i) as required by applicable law, (ii) to the extent already in the public domain or (iii) in connection with public disclosure obligations as are required by the U.S. Securities Exchange Commission. Each Party acknowledges and agrees that the terms and provisions of this Section 16 shall be binding on the Parties and shall survive the Closing or other termination of this Agreement. No Party shall have the right to make a public announcement or disclosure regarding the transactions described in this Agreement without the prior approval of the other Parties. All Parties shall approve the timing, form and substance of any such public announcement or disclosure, which approval shall not be unreasonably withheld, conditioned or delayed, except if a party is required to make a public announcement or disclosure under applicable law, in which case no such approval by the other party shall be required (but the other party shall be given a copy of such announcement or disclosure and the opportunity to comment on it as soon as reasonably practicable before such announcement or disclosure is required to be made).

MISCELLANEOUS.

(a) Notices.

(i) All notices, requests, demands and other communications required to be provided by any Party under this Agreement (each, a “Notice”) shall be in writing and delivered, at the sending Party’s cost and expense, by (A) personal delivery, (B) certified U.S. mail, with postage prepaid and return receipt requested, (C) overnight courier service, or (D) facsimile transmission, with a verification copy sent on the same day by any of the methods set forth in clauses (A), (B) or (C), to the recipient Party at the following address or facsimile number:

If to a CNL Parties or the CNL Parties:		c/o CNL Lifestyle Properties, Inc.
450 South Orange Avenue
Orlando, Florida 32801
	Attention:	Ms. Tammie A. Quinlan, CFO and
Amy Sinelli, Esq., General Counsel
Fax: 407-540-2544
Phone: 407-650-1000

with a copy to:		Lowndes, Drosdick, Doster, Kantor and Reed, P.A.
215 North Eola Drive
P.O. Box 2809
Orlando, Florida 32801
Attention: William T. Dymond, Jr., Esq.
Fax: (407) 843-4444
Phone: (407) 843-4600

If to a PGMI Party or the PGMI Parties:		c/o Premier Golf Management, Inc.
4851 LBJ Freeway, Suite 600
Dallas, Texas 75244
Attention: Joe R. Munsch, President
Fax: (214) 722-6052
Phone: (214) 722-6033

with a copy to:		Addison Law Firm
14901 Quorum Drive
Suite 650
Dallas, Texas 75254
Attention: Matt Martin, Esq.
Fax: (972) 960-7719
Phone: (972) 960-8677

(ii) All Notices sent by a Party (or its counsel as contemplated below) under this Agreement shall be deemed to have been received by the Party to whom such Notice is sent upon (A) delivery to the address or facsimile number of the recipient Party, provided that such delivery is made prior to 5:00 p.m. (local time for the recipient Party) on a Business Day, otherwise the following Business Day, or (B) the attempted delivery of such Notice if (1) such recipient Party refuses delivery of such Notice, or (2) such recipient Party is no longer at such address or facsimile number, and such recipient Party failed to provide the sending Party with its current address or facsimile number pursuant to Section 17(a)(iii) below.

(iii) The Parties and their respective counsel shall have the right to change their respective address and/or facsimile number for the purposes of this Section 17(a) by providing a Notice of such change in address and/or facsimile number as required under this Section 17(a).

(iv) The Parties agree that the attorney for a Party shall have the authority to deliver Notices on such Party’s behalf to the other Parties hereto.

(b) Binding Effect. This Agreement shall be binding upon, and inure to the benefit of, the Parties and their respective successors and assigns.

(c) Amendment. This Agreement may only be amended or modified in a writing signed by all of the Parties.

(d) Conflict. In the event of a conflict between provisions of this Agreement and provisions of the Leases, the provisions of this Agreement shall control.

(e) Attorneys’ Fees and Costs. In the event that litigation shall arise between any of the Parties hereto with respect to this Agreement, the losing Party in such litigation shall pay to the prevailing Party in such litigation a sum equal to all attorneys’ fees and court costs, including paralegal charges, incurred by the prevailing party in and with respect to such litigation at both the trial and appellate levels of proceedings thereof.

(f) Counterparts. The Parties agree that this Agreement may be signed and delivered in counterparts, all of which shall constitute one and the same instrument.

(g) Severability. If any term or provision of this Agreement is held to be or rendered invalid or unenforceable at any time in any jurisdiction, such term or provision shall not affect the validity or enforceability of any other terms or provisions of this Agreement, or the validity or enforceability of such affected term or provision at any other time or in any other jurisdiction.

(h) Governing Law/Waiver of Jury Trial. This Agreement shall be governed by the laws of the State of Florida. Each Party hereby waives its right to a trial by jury in any litigation or other court proceeding with respect to any matter arising from or in connection with this agreement.

(i) Entire Agreement. This Agreement and the agreements to be executed and delivered in connection herewith set forth the entire understanding and agreement of the Parties hereto and shall supersede any other agreements and understandings (written or oral) between the Parties on or prior to the date of this Agreement with respect to the transactions described in this Agreement.

[Signatures Begin on Next Page]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the Effective Date.

PGMI PARTIES

PGMI:	PREMIER GOLF MANAGEMENT, INC., a Delaware corporation

/s/ Joe R. Munsch
	Name:	Joe R. Munsch
	Title:	President

MUNSCH:	/s/ Joe R. Munsch
JOE R. MUNSCH, individual

TENANT:	EVERGREEN ALLIANCE GOLF LIMITED, L.P., a Delaware limited partnership

	By:	PREMIER GOLF EAGL GP, L.L.C., a Delaware limited liability company, General Partner

	By:	/s/ Joe R. Munsch
	Name:	Joe R. Munsch
	Title:	President

CNL PARTIES

LANDLORDS:	CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL WEST GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL NORTH GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL MIDWEST GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL MIDEAST GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL LEASEHOLD GOLF, LLC, a Delaware limited liability company

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL INCOME EAGL MEADOWLARK, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME EAGL LAS VEGAS, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME CANYON SPRINGS, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME CINCO RANCH, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME FOSSIL CREEK, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME PLANTATION, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME CLEAR CREEK, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME LAKE PARK, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME MANSFIELD, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME CINCO RANCH, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME MESA DEL SOL, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME LAKERIDGE, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME ROYAL MEADOWS, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME PAINTED HILLS, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME FOX MEADOW, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME WEYMOUTH, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

CNL INCOME SIGNATURE OF SOLON, LLC, a Delaware limited liability company

By:	/s/ Amy Sinelli
Name:	Amy Sinelli
Title:	Senior Vice President

GRAPEVINE GOLF CLUB, L.P., a Delaware limited partnership

	By:	GRAPEVINE GOLF, L.L.C., a Delaware limited liability company, General Partner

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President

CNL:	CNL INCOME PARTNERS, LP, a Delaware limited partnership

	By:	CNL INCOME GP CORP., a Delaware corporation

	By:	/s/ Amy Sinelli
	Name:	Amy Sinelli
	Title:	Senior Vice President